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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Gundle/SLT Environmental, Inc. for the registration of 7,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the consolidated financial statements and schedules of Gundle/SLT Environmental, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

Houston, Texas
May 21, 1997